Exhibit 1.01
Conflict Minerals Report
Lyft, Inc. - For Year Ending December 31, 2025

COMPANY OVERVIEW

This report has been prepared by the management of Lyft, Inc. (herein referred to as “Lyft”, the “Company”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated.

Lyft operates as a global mobility platform offering a mix of rideshare, taxis, private hire vehicles, executive chauffeur services, car sharing, bikes and scooters. Lyft’s established, scaled network of users is brought together by its robust technology platforms that power rides and connections every day. The Lyft mobile applications connect riders with drivers for on-demand ride services and support a variety of other multimodal solutions. To complement its software offering, Lyft designs and contracts to manufacture equipment in Lyft’s micro-mobility network including bicycles, e-bicycles, scooters, and bike stations, as well as vehicle accessories (e.g., Lyft Glow in-car emblem).

FORWARD LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding any plans or intentions to improve the number and quality of supplier and smelter response rates; efforts to have suppliers remove certain smelters or refiners from their supply chains; the improvement of due diligence efforts with suppliers; and steps we intend to take to mitigate risk in our supply chain. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, Lyft’s actions and the results of those actions may be affected by: (a) changes in global regulations related to the extraction of and disclosure obligations related to conflict minerals; (b) the ability of our direct suppliers and smelters to provide accurate information in response to our requests; (c) the availability of alternate sources of materials necessary to the functionality or production of our products on commercially reasonable terms or at all; (d) the ability of certified smelters to meet the demand for raw materials; and (e) limits on our ability to unilaterally influence supplier behavior. These forward-looking statements are made as of the date hereof and Lyft assumes no obligation to update such statements.

INTRODUCTION

For the 2025 calendar year, Lyft determined that tin, tungsten, tantalum and/or gold (“3TGs”) were necessary to the functionality or production of certain products that were manufactured or contracted to be manufactured by Lyft. Therefore, Lyft conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any of the 3TGs in the products Lyft manufactured or contracted others to manufacture, and that are covered in this report (collectively, the “Covered Products”) originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”). Based on its RCOI, Lyft believes that its Covered Products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (from here on referred to “Section 1502 of the Dodd-Frank Act” or “the Rule”), performed due diligence on the source and chain of custody of the 3TGs in question to determine whether its Covered Products are “DRC Conflict Free.” Lyft designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework in The Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).

Lyft is committed to upholding responsible sourcing practices. As such, Lyft has implemented a Supplier Code of Conduct (the “Supplier Code”) to formalize its efforts to uphold human rights and responsible practices across the supply chain. Lyft’s Supplier Code encompasses regulatory, compliance, and ethical requirements and covers human rights and labor, health and safety, environmental, ethics (which covers responsible sourcing of minerals), and intellectual property categories and also provides for audit, investigation, and reporting mechanisms.

CONFLICT MINERALS PROGRAM

Lyft has actively engaged with its suppliers for several years with respect to the use of conflict minerals. Lyft’s requirement for responsible sourcing of minerals is incorporated into our Supplier Code which is available online at https://www.lyft.com/suppliers/code-of-conduct.

REASONABLE COUNTRY OF ORIGIN INQUIRY

To determine whether necessary 3TGs in Covered Products originated in Covered Countries, Lyft contracted with Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain, identifying risks, and supporting due diligence efforts regarding 3TGs in Covered Products. Assent's tools and expertise also supported the development and implementation of additional due diligence measures with suppliers and stakeholders. We provided a list of suppliers and parts associated with the Covered Products to Assent for upload to the Assent Sustainability Manager (“ASM”).

To collect data on the origin of materials procured by the supply chain, Lyft utilized the Conflict Minerals Reporting Template (“CMRT”) version 6.5 to conduct a survey of suppliers determined to be in scope for the 2025 reporting year ("in-scope suppliers"). For the 2025 reporting period, Lyft refined its scoping methodology to focus due diligence efforts on direct suppliers most likely to provide 3TG-containing materials in the products Lyft manufactured or contracted to manufacture during the calendar year. Covered Products include Lyft-designed bicycles and electric bicycles, scooters, batteries, bike stations (both charging and non-charging), charging cabinets, and vehicle accessories.
Suppliers were evaluated against the following criteria:
●    Product relevance: Provided materials or components for Covered Products manufactured or contracted during the 2025 calendar year.
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●    Material composition: Where Bill of Materials data was available, suppliers providing only non-3TG materials (plastics, fabrics, packaging, software, or services) were excluded. Electronics, battery, and hardware suppliers were retained regardless of spend.
●    Spend materiality: Lyft applied annual spend thresholds to focus diligence on material suppliers, with thresholds calibrated by product line based on supplier base size and supply chain structure. Suppliers below threshold were excluded unless they supplied components with a high likelihood of 3TG content or had been flagged in prior reporting cycles.
The prior year's in-scope supplier list served as a baseline, with suppliers added or removed based on the criteria above and changes in Lyft's product portfolio during 2025.
During the supplier survey, we contacted suppliers via the ASM, a platform provided by Assent that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment, and management. The ASM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

Via the ASM and Assent team, we requested that all in-scope suppliers complete a CMRT. Training and education to guide suppliers on best practices and the use of this template was included. Assent monitored and tracked all communications in the ASM for future reporting and transparency. On behalf of Lyft, Assent directly contacted suppliers that were unresponsive during the diligence process, and requested these suppliers complete the CMRT and submit it to Assent.

Our program includes automated data validation on all submitted CMRTs. This data validation is based on questions within the declaration tab of the CMRT which helps to identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of the suppliers who sell parts directly to Lyft (“Tier 1 suppliers”). The results of this data validation contribute to the program’s health assessment and are shared with the suppliers through invalid submission campaigns to ensure they understand areas that require clarification or improvement.

All submitted forms are accepted and data is retained and classified as valid or invalid based on a set of validation errors (see appendix C for CMRT validation criteria). Invalid CMRTs include non-responsive, incomplete, or contradicting answers. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and direct engagement help through Assent’s multilingual Supplier Experience team. Since some suppliers may remain unresponsive to feedback, Assent tracks non-responses on behalf of Lyft to account for future improvement opportunities.

For reporting year 2025, there were 51 suppliers in scope of the conflict minerals program and 38 provided a completed CMRT. Lyft's total response rate for the 2025 reporting year was 76.47%,
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representing a significant improvement over prior reporting cycles and reflecting Lyft's refined scoping methodology and continued supplier engagement efforts.

DESIGN OF DUE DILIGENCE

Lyft designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance. The program aligns with the five steps for due diligence that are described by the OECD Guidance and Lyft continues to evaluate market expectations for data collection and reporting to assess opportunities for improvement.

Due diligence requires our necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully controlled by Lyft. However, Lyft’s due diligence process, including outreach and process validation, active risk identification, and risk assessment conducted by Assent, conforms with the OECD’s guidance as it relates to Lyft’s position as a downstream purchaser.

DUE DILIGENCE PERFORMED

1)    ESTABLISH STRONG COMPANY MANAGEMENT SYSTEMS

●    Internal Compliance Team

Lyft established a cross-functional team responsible for implementing the conflict minerals compliance strategy and briefing senior management about the results of these due diligence efforts.

Lyft leverages Assent in order to work with dedicated program specialists who support Lyft’s conflict minerals program. Lyft communicates regularly with the Assent team in order to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance and the relevant OECD requirements, and understands the intricacies of the CMRT and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

●    Control Systems

Lyft expects all suppliers to have policies and procedures in place to ensure 3TGs used in the production of the products sold to Lyft are DRC Conflict Free and responsibly sourced. This means that the products must not contain 3TGs sourced from the Covered Countries or sourced with child labor. Lyft expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.

Lyft’s Supplier Code applies to all direct suppliers and outlines certain expected behaviors and practices. The Supplier Code is based on industry and internationally accepted principles such as the United Nations Guiding Principles on Business and Human Rights and the OECD Due Diligence Guidance. Lyft’s Supplier Code is available on our website to all suppliers. Lyft has the right to terminate relationships
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with the suppliers who do not meet Lyft’s requirements. The Supplier Code is reviewed to maintain alignment with industry best practices.

●    Supplier Engagement

Lyft has a strong relationship with Tier 1 suppliers. Lyft has leveraged processes and educational opportunities to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support and other multilingual resources. Lyft’s suppliers are able to leverage Assent’s team of supplier support specialists to receive appropriate support and understand how to properly file a CMRT. Suppliers are provided guidance in their native language, if needed.

Assent engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to Lyft. With respect to the OECD requirement to strengthen engagement with suppliers, Lyft, in conjunction with Assent, has developed an internal procedure that includes steps of supplier engagement escalation including establishing a designated conflict mineral compliance communications channel and conflict mineral reporting questionnaire follow-up. This engagement process has allowed Lyft to oversee improvements in supplier responses and supplier compliance for this initiative.
Lyft places a strong emphasis on supplier education and training. To accomplish this, Assent’s online resources are leveraged, and all in-scope suppliers are provided with access to Assent’s library of conflict minerals training and support resources. Further, Assent’s automated feedback process notifies suppliers of risks associated with the submitted CMRT, including incorrect submissions as well as those with high-risk smelters, and serves to educate suppliers of certain conflict minerals’ risks.

Lyft believes that the combination of the Supplier Code and engagement with suppliers for conflict minerals training and requests constitutes a strong supplier engagement program.

●    Grievance Mechanisms

Lyft has established a mechanism whereby employees and suppliers can report violations of our policies, including with respect to conflict minerals. Suppliers and others outside of Lyft may contact Lyft’s Compliance team to report grievances or other issues by making a submission through Lyft’s Compliance & Ethics Hotline (the “Hotline”). A link to the Hotline is included in Lyft’s Supplier Code. The Hotline also includes toll-free telephone contact numbers and operators who speak the languages of the jurisdictions in which we operate.

Violations or grievances at the industry level can be reported to the Responsible Minerals Initiative (“RMI”) directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

●    Maintain Records

Through Assent, a document retention policy to retain conflict minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been
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implemented. We store all of the information and findings from this process in a database that can be audited by internal or external parties.

2)    IDENTIFY & ASSESS RISK IN THE SUPPLY CHAIN

●    Supplier Risk Evaluation
Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on a CMRT, which the ASM identifies automatically based on established criteria including the suppliers’ Responsible Minerals Assurance Process (“RMAP”) audit status and their geopolitical risk. These risks are addressed by Assent staff and members of Lyft’s internal conflict minerals compliance team, who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT (such as when a company declares there are 3TGs in some of its products) is submitted, we are unable to determine if all of the specified smelters and refiners were used for 3TGs in the products supplied to us.

Additionally, some suppliers indicated that they did not receive information regarding their supply chains from all of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

●    Smelter/Refiners Risk Evaluation

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2025 calendar year.

Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance such as the RMAP. Lyft does not have a direct relationship with smelters and refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters that are conformant to RMAP audit standards are considered to have their sourcing validated as conflict-free and responsibly sourced.

Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Assent uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●    Geographic proximity to the Covered Countries;
●    Known mineral source country of origin;
●    RMAP audit status;
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●    Credible evidence of unethical or conflict sourcing;
●    Peer assessments conducted by credible third-party sources; and
●    Sanctions risks.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent’s automated email receipts, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Lyft. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on the eight questions in the declarations tab in the CMRT related to the suppliers’ conflict minerals practices and policies.

3)     DESIGN & IMPLEMENT A STRATEGY TO RESPOND TO RISKS

Together with Assent, Lyft has developed processes to assess and respond to the conflict minerals risk identified in the supply chain. Escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance with the conflict minerals rules and Lyft’s expectations. Through email submission receipts, feedback on supplier submissions is given to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. The results of the program and risk assessment are shared with Lyft’s conflict minerals team and executive leadership to maintain transparency within the Company.

4)    CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

Lyft does not have a direct relationship with any 3TG smelters or refiners and does not perform or direct audits of these entities within the supply chain. Instead, Lyft relies on third-party audits of smelters and refiners by industry recognized audit/assessment programs. As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program.

Assent directly engages smelters/refiners that are not currently enrolled in an industry-recognized audit/assessment program to encourage their participation and for those smelters/refiners already conformant to the corresponding program’s standards, Assent thanks them for their efforts on behalf of its compliance partners. Lyft is a signatory of these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.

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5)    REPORT ANNUALLY ON SUPPLY CHAIN DUE DILIGENCE

Lyft has publicly filed this Conflict Minerals Report as Exhibit 1.01 to its Form SD with the U.S. Securities and Exchange Commission for the year ended December 31, 2025. This report is also available on Lyft’s website. Information found on or accessed through this website is not considered part of this report and is not incorporated by reference herein.

We have also considered the impacts from the European Union Conflict Minerals Rule when disclosing details regarding due diligence efforts. We will continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure of efforts through the form of public report.

●    Due Diligence Results

Supply chain outreach is required to identify the upstream sources of origin of 3TGs. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Lyft for the 2025 reporting year.

●    Supply Chain Outreach Metrics

Year	Suppliers in Scope	% Responded
RY 2021	34	38.24%
RY 2022	95	49.47%
RY 2023	123	50.41%
RY 2024	123	47.97%
RY 2025	51	76.47%

●    Upstream Data Transparency

All smelters and refiners listed by suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are attached in Appendix A. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly which of Lyft’s product lines the materials may end up in. As a result, those providing the smelters and refiners may list all smelters and refiners they may purchase from within the reporting period. Therefore, the list of smelters or refiners (as sources) in Appendix A is likely to be more comprehensive than the list of smelters or refiners which actually processed the 3TGs contained in our products.

Assent has taken measures to validate these sources of origin against validated audit programs intended to verify the material types and mine sources of origin for these smelters and refiners. Suppliers that identified these specific smelters of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

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Status	Number of identified smelters/refiners
RMAP Conformant	206
RMAP Active	5
Not Enrolled[1]	78
Non-Conformant	38

●    Countries of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on reasonable identification of country-of-origin data obtained via Assent’s supply chain database. Similar to the above section, the list of countries in Appendix B is likely to be more comprehensive than the list of companies relevant to the Covered Products.

*A Tier 1 supplier reported the presence of this upstream entity which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022, specifically, CID003185 - African Gold Refinery. Due to the over-reporting inherent in the CMRT information collection process, and the nature of the supply chains, we are unable to confirm that this smelter/refiner is or was active in our supply chain. Lyft has reached out to Tier 1 suppliers who identified this smelter/refiner, and will continue to take efforts to have these Tier 1 suppliers remove this smelter/refiner from their supply chain. We will continue working with our Tier 1 suppliers to improve due diligence efforts.

Steps to Be Taken to Mitigate Risk
As of the date of this filing, Lyft has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate risk that the necessary 3TGs in Lyft’s products could originate from Conflict-Affected and High-Risk Areas or benefit armed groups in the Covered Countries. Through Assent, we continue to:

●    Evaluate upstream sources through a broader set of tools to evaluate risk. These include but are not limited to:
o    Using a comprehensive smelter and refiner library with detailed status and notes for each listing;
o    Scanning for verifiable media sources on each smelter and refiner to flag risk issues; and
o    Comparing the list of smelters and refiners against government watch and denied parties lists.
●    Engage with suppliers more closely, and provide more information and training resources regarding responsible sourcing of 3TGs.
●    Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
1 'Not Enrolled' includes smelters and refiners at various stages of RMAP engagement, including those identified as 'Outreach Required,' 'In Communication,' 'Communication Suspended,' and 'RMI Due Diligence Review - Unable to Proceed.'
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●    Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
●    Increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.

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APPENDIX A: SMELTER LIST

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden Ronnskar	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tin	Alpha Assembly Solutions Inc	United States Of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	In Communication
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Tin	Dowa	Japan	CID000402	Conformant

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	LS MnM Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Materion	United States Of America	CID001113	Conformant

Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Active
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	CID001337	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Active
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant

Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Non Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	CID002543	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572	Non Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Tin	Super Ligas	Brazil	CID002756	Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	PT Masbro Alam Stania	Indonesia	CID003380	Non Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required

Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Active
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Non Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993	Conformant
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	Conformant
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam	CID004619	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	CID004724	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754	Conformant

Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796	Outreach Required
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed

Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Non Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Non Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Gold	SAAMP	France	CID002761	Non Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Non Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	France	CID003615	Non Conformant
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Tin	Dongguan Best Alloys Co., Ltd.	China	CID000377	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant

Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015	Outreach Required
Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed

Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573	Outreach Required
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery*	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed

Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed

Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Gold	NOBLE METAL SERVICES	United States Of America	CID003690	Outreach Required
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034	Outreach Required
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435	Outreach Required
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438	Non Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	CID004491	Non Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692	Outreach Required
Gold	Attero Recycling Pvt Ltd	India	CID004697	Outreach Required
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813	Active
Gold	Gasabo Gold Refinery Ltd	Rwanda	CID005006	RMI Due Diligence Review - Unable to Proceed
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan, Province Of China	CID005012	Conformant
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	CID005014	Non Conformant
Tungsten	S.P.T. spol.s r.o.	Czechia	CID005068	Conformant
Tin	P Kay Metal, Inc	United States Of America	CID005189	Conformant

*A Tier 1 supplier reported the presence of this upstream entity which was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control on March 17, 2022, specifically, CID003185 - African Gold Refinery. Due to the over-reporting inherent in the CMRT information collection process, and the nature of the supply chains, we are unable to confirm that this smelter/refiner is or was active in our supply chain. Lyft has reached out to Tier 1 suppliers who identified this smelter/refiner, and will continue to take efforts to have these Tier 1 suppliers remove this smelter/refiner from their supply chain. We will continue working with our Tier 1 suppliers to improve due diligence efforts.

APPENDIX B: COUNTRIES OF ORIGIN
Includes: List of countries that declared smelters are known to source from

China	Guyana	Hong Kong	Sweden	Dominican Republic
Brazil	United Kingdom	Rwanda	Eritrea	Central African Republic
Australia	Kazakhstan	Mozambique	Papua New Guinea	Bulgaria
Japan	Hungary	Slovakia	Saudi Arabia	Georgia
Canada	Ecuador	Panama	United Arab Emirates	Senegal
United States	Myanmar	South Africa	Belarus	Tajikistan
Indonesia	Cambodia	Burundi	Mali	Mauritania
Peru	Luxembourg	Norway	Poland	Liberia
Germany	Ireland	Suriname	El Salvador	Oman
Malaysia	Switzerland	Bolivia (Plurinational State of)	Burkina Faso	Cyprus
Chile	France	Philippines	Guatemala	Serbia
India	Ethiopia	Andorra	New Zealand	Uruguay
Austria	Singapore	Tanzania	Azerbaijan	Lithuania
Korea	Namibia	Zimbabwe	Jersey	Kenya
Argentina	Mexico	Guinea	Uganda	Fiji
Mongolia	Israel	Zambia	Armenia	Botswana
Thailand	Estonia	Djibouti	Liechtenstein	Bermuda
Colombia	Taiwan	Uzbekistan	Nicaragua	Solomon Islands
Portugal	Democratic Republic of Congo	Turkey	Honduras	Albania
Spain	Vietnam	Sudan	Finland	Republic of Congo
Niger	Sierra Leone	Angola	Morocco
Russian Federation	Egypt	South Sudan	Kyrgyzstan
Nigeria	Madagascar	Italy	Benin
Belgium	Netherlands	Ghana	Dominica

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Appendix C: CMRT Declaration Rejection/Approval Criteria

Assent Sustainability Platform Logic Structure

The following tables map the Assent Sustainability Platform’s status outputs and CMRT logic structure when determining supplier conflict mineral statuses as displayed on the dashboard. Using this table, and referencing the CMRT questions listed above, users will be able to determine what answers were provided by their suppliers to earn their conflict minerals statuses.

Dashboard Supplier Response Statuses

Supplier Status	Description
Not Submitted	A CMRT has not been submitted by the supplier
Complete	A CMRT has been submitted, and is valid and complete
Incomplete	A supplier with parts associated to them has submitted a partially completed Product-Level or User-Defined CMRT
Invalid Submission	A CMRT has been submitted and deemed invalid based on contradicting responses in the template
Out of Scope	The supplier is out of scope for conflict minerals and does not need to be contacted

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